Exhibit 99.1

Prairie Operating Co. Announces Effective Date of Reverse Stock Split, Corporate Name Change and Stock Symbol Change

HOUSTON, TX, Oct. 16, 2023 (GLOBE NEWSWIRE) — Prairie Operating Co. (OTCQB: CRKR; the “Company” or “Prairie”) today announced that on October 12, 2023, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation of the Company, effective as of earlier today, to effect a reverse stock split of the Company’s shares of common stock, par value $0.01 per share (“Common Stock”), at an exchange ratio of 1:28.5714286 (the “Reverse Stock Split”). Immediately thereafter on October 12, 2023, the Company filed with the Delaware Secretary of State the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), also effective as of earlier today, to effect several changes to the Company’s governance. The Company additionally announced the change of its name from Creek Road Miners, Inc. to Prairie Operating Co. on the OTC effective as of today and the change of the Company’s stock symbol from “CRKR” to “PROP.” Each of the foregoing actions were previously approved by the shareholders of the Company on October 25, 2022.

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 739650109. The trading symbol of the Company will be listed on OTC Markets as “CRKRD” for a period of 20 trading days beginning on October 16, 2023 and after such time will be announced on OTC Markets under the “PROP” symbol and, one trading day thereafter, begin trading under the “PROP” symbol.

“We are pleased to announce the effective date of the corporate actions that our shareholders approved last year, which include changing our ticker symbol to ‘PROP’ and implementing a reverse split of our common stock,” said Ed Kovalik, Chairman and Chief Executive Officer of the Company. “We are excited to reach this milestone and move forward with other corporate objectives, including our pending NYSE listing application.”

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Pursuant to the Certificate of Incorporation, the Company has increased authority to issue 550,000,000 shares, consisting of (a) 500,000,000 shares of Common Stock and (b) 50,000,000 shares of the Company’s preferred stock, par value $0.01 per share.

About Prairie Operating Co.

Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) is a publicly-traded company engaged in the development, exploration, and production of oil, natural gas, and natural gas liquids with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. The Company is also a crypto company focused on cryptocurrency mining. The Company is dedicated to developing affordable, reliable energy to meet the world’s growing demand while continuing to protect the environment. To learn more, visit www.prairieopco.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets; the ability of the Company to successfully develop its assets in Weld County, Colorado; the failure to realize the anticipated benefits of the merger with Prairie Operating Co., LLC; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the registration statement on Form S-1/A filed by the Company on September 5, 2023, and in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, and any subsequently filed Quarterly Report on Form 10-Q, including the Company’s most recent Form 10-Q filed on August 14, 2023. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact:

Wobbe Ploegsma

wp@prairieopco.com